UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 17, 2010 (June 11, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475 Houston, Texas 77079
12012 Wickchester Lane, Suite 475 Houston, Texas 77079
 (Address of principal executive offices, including zip code)

voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 11, 2010, the Hyperdynamics Corporation (the “Company”) entered into an Agreement for the Supply of Marine Seismic Data (“3D Seismic Contract”) with PGS Geophysical AS, Norway (“PGS”).  Under the terms of the 3D Seismic Contract PGS agreed to conduct the acquisition phase of a 3,500 square kilometer 3D seismic survey of the area that is subject to the Company’s rights, or concession, to explore and exploit offshore oil and gas reserves off the coast of the Republic of Guinea (“Guinea”).  The intended purpose of the 3D seismic survey is to obtain detailed imaging of the multiple prospects which were identified from the Company’s prior 2D seismic data of the concession.

Under the terms of the 3D Seismic Contract, PGS has agreed to carry out the survey in two separate portions commencing in mid-July 2010.  The overall cost of the survey is estimated to be Twenty-One Million Dollars (US$ 21,000,000), including mobilization and demobilization expenses.  Under the terms of the 3D Seismic Contract, PGS will deploy one of its advanced seismic ships, along with two chase vessels to conduct the survey.  The seismic vessel will use a 10 or 12 seismic streamer array, except for the shallow waters in a limited portion of the northern corner of the second survey.  It is anticipated that the acquisition of the seismic data will take up to fourteen weeks until approximately the end of October 2010.  The Company will have two representatives on board the seismic vessel to observe the survey operations.  The agreement also provides for two marine mammal observers to be on board the seismic vessel during the survey.  Provision has also been made for the presence of representatives of the Guinea government to be on board the seismic vessel during the survey, as well as the required presence of French speaking personnel to be on board each vessel at all times for purposes of safety and security.  Subject to confidentiality restrictions concerning PGS’s methods and techniques of seismic gathering, processing or other forms of performance, under the 3D Seismic Contract the Company will own and have title to, copyrights in and rights of possession and use of all acquired seismic data.  Additionally, gravity and magnetic data will be acquired through one of three proposed PGS subcontractors.  PGS is obligated to carry out the survey subject to certain contractual requirements concerning technical parameters and specifications, quality control standards, navigation and positioning equipment and remuneration.  Under the 3D Seismic Contract, PGS is required to comply with all applicable laws, rules and regulations, and ensuring that its subcontractors comply as well.

The Company intends to file a copy of the 3D Seismic Contract with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ended June 30, 2010, which is the Company’s next scheduled periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:  June 17, 2010                                                              By:            /s/ JASON D. DAVIS
Name:        Jason D. Davis
Title:	Chief Financial Officer